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                                                                   EXHIBIT 10.77

                           ASSET MANAGEMENT AGREEMENT


         THIS ASSET MANAGEMENT AGREEMENT ("Agreement") is made and entered into as of January 1, 1999, by and between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("Crescent"), and COI Hotel Group, Inc., a Texas corporation ("Manager").

                                    RECITALS

         Crescent is the owner of the Omni Austin Hotel in Austin, Texas (the "Hotel"), which is under a long-term lease agreement (the "Lease") with HCD Austin Corporation., a hotel management operator ("Operator").

         In order to fulfill its obligations under the Lease and to assure proper supervision and management of Crescent's interests under the Lease, Crescent desires to retain the services of a company qualified and experienced in asset and hotel management and capable of supervising the performance of the Operator.

         Now therefore, for and in consideration of the premises and the mutual covenants herein contained and subject to the following terms and conditions, Manager and Crescent agree as follows:

                                    ARTICLE 1

                                   APPOINTMENT

         1.1 Appointment to Manage Assets and Supervise Hotel Management. Crescent hereby appoints Manager to manage Crescent's interests as lessor under the Lease, and in connection therewith (a) to perform, to direct the performance of, or to supervise the performance of Crescent's obligations under the Lease,
(b) to supervise the performance of the Operator, (c) to promote, exercise, and protect the rights of Crescent under the Lease, (d) on behalf of Crescent to deal with the Operator, and (e) in general to oversee, preserve, protect, supervise, maintain, promote and utilize Crescent's assets associated with or relating to the Hotel. In carrying out its duties, Manager shall endeavor to assure that the Hotel is operated in an efficient and businesslike manner consistent with the standard, status and character of the Hotel as a first class lodging and hotel property, that revenues from operation of the Hotel are maximized, and, subject to Section 3.3, to do and perform, or cause to be done and performed, all other activities customary and usual in connection with the management of the Hotel. Nothing herein shall be construed to prohibit Manager from entering into, and Crescent is aware that Manager may enter into, asset management agreements with owners and operators or lessees of other hotel or resort properties.

         1.2 Authority and Power. Crescent hereby authorizes Manager, subject to
Section 3.3, to exercise such powers with respect to the Lease and the interests and assets of Crescent associated with or relating to the Hotel as may be necessary for the performance of Manager's obligations under the terms of this Agreement and Manager accepts such appointment under the terms and conditions hereinafter set forth.



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         1.3 Independent Contractor. In performing its obligations hereunder,
Manager shall be an independent contractor. Neither Crescent nor Manager intends hereby to create a partnership, joint venture or trust or (except as provided elsewhere herein) to make either party hereto the agent of the other party hereto or to create any fiduciary relationship between Crescent and Manager or to create any contractual relationship between Crescent and Manager except as expressly created by this Agreement. Except as strictly provided herein, Manager shall not in any capacity become liable for any obligations, liabilities, losses or debts of Crescent, with respect to the Lease or the Hotel.

         1.4 Representation by Manager. Manager represents and warrants to Crescent that by entering into and performing its obligations under this Agreement, Manager is not violating and will not violate any contractual, fiduciary or legal obligations or responsibilities to which it is or is likely to become subject, nor is it subject to any contractual, fiduciary or legal obligations or responsibilities which may reasonably be expected to interfere with its ability to perform its obligations under this Agreement.


                                    ARTICLE 2

                                      TERM

         Manager's duties and responsibilities under this Agreement shall begin on January 1, 1999, and unless otherwise terminated as provided in Article 6 hereof, shall continue through December 31, 2003 (the "Management Period").

                                    ARTICLE 3

                           MANAGER'S RESPONSIBILITIES

         3.1 Management of Hotel Generally. Subject to Section 3.3, Manager, on behalf of Crescent, shall implement, or cause to be implemented, the decisions of Crescent with respect to the Lease and the Hotel; shall direct the performance of Crescent's obligations under the Lease; and shall supervise the performance by the Operator of its obligations under the Lease; including, without limitation: (a) strategies and tactics for carrying out Crescent's duties under the Lease; (b) reviewing and supervising the performance by Operator of its contractual obligations to Crescent under the Lease and/or with respect to the Hotel; (c) assembling, organizing and maintaining records of the Hotel's operations and activities; (d) maintaining permits and licenses required of Crescent and necessary for the leasing or operation of the Hotel; and (e) inspecting the Hotel to assure compliance by the Operator with the Lease.

         3.2 Management of Hotel Specifically. Without limiting the preceding and by way of illustration but not limitation, Manager shall, subject to Section 3.3, in a prudent, businesslike, skillful, and expeditious manner:



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         (a) after consultation with Crescent, obtain all licenses, permits, consents, and approvals ("Governmental Approvals") from any applicable governmental authorities and agencies necessary for Crescent as owner of the Hotel or as lessor under the Lease;

         (b) after consultation with Crescent, obtain all consents and approvals ("Private Approvals") from any applicable associations, persons and other parties holding rights of consent and approval necessary for Crescent as owner of the Hotel or as lessor under the Lease;

         (c) deliver to Crescent operating and capital budgets ("Operating and Capital Budgets") for the Hotel pursuant to Section 3.7;

         (d) prepare and submit to Crescent upon its request (but not more frequently than monthly) written progress reports in form acceptable to Crescent and reflecting significant developments affecting or relating to the Hotel and a comparison between budgeted and actual operations, for all periods requested by Crescent;

         (e) consult with Crescent on all matters requiring Approval of Crescent under or pursuant to Section 3.3 or elsewhere in this Agreement;

         (f) permit Crescent to inspect and audit records of Manager pertaining to the Hotel and consult with Manager on matters pertaining to the Hotel;

         (g) coordinate, be responsible for, and, where necessary, assist Crescent in obtaining or recovering payment for all credits, reimbursables or other funds payable to Crescent in connection with the Lease;

         (h) advise Crescent with respect to, and with Crescent's Approval implement, any challenge to the tax rates or assessments on or pertaining to the Hotel; and

         (i) comply with the Lease, including without limitation taking or causing Operator to take all actions in management of the Hotel as are required to be taken and refraining from taking any action that would cause Crescent to breach or be in default of the Lease.

         3.3 Approval of Crescent Required. Manager shall not have authority or exercise power to take any of the following actions without first obtaining Crescent's written approval or consent ("Approval"; an action shall be "Approved" if Approval has been granted), which may be given or withheld in Crescent's sole discretion and judgment: (a) apply for, modify or renew a Governmental Approval or Private Approval, if Crescent beforehand shall have requested Manager to discuss with it the propriety or advisability thereof, (b) enter into any agreement or transaction which may become a lien against the Hotel or a personal obligation of Crescent involving more than One Thousand Dollars ($1,000.00), (c) make or authorize any expenditure which exceeds any line items in the Operating and Capital Budgets approved by Crescent, (d) sue, defend, settle or compromise any claim by or against any third party, including but not limited to governmental or taxing authorities, or (e)


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take any other action for which Approval is elsewhere in this Agreement required, without first obtaining such Approval.

         3.4 For Crescent's Account. The services of Manager in performing its duties and providing services pursuant to this Agreement shall be for the account of Crescent. Crescent agrees to be responsible for all costs, expenses, and disbursements incurred by Manager under the terms of this Agreement in providing asset management services hereunder and Crescent agrees to provide all funding reasonably necessary for Manager to perform its asset management services under this Agreement; but without Crescent's consent, Manager will not incur any such costs or expenses or make any such disbursements except as required or permitted in this Agreement. Whenever Manager in good faith believes that emergency circumstances exist that require immediate actions to preserve Crescent's assets or to protect Crescent's rights under the Lease or its contract with the Operator, then Manager shall take such actions and incur such reasonably necessary expenses and expenditures for the account of Crescent, without undue delay, as Manager deems necessary under the circumstances; but Manager shall furnish Crescent a complete reporting of such actions and expenses as promptly as practicable.

         3.5 Standards. In the performance of its obligations under this Agreement, Manager shall act in good faith and in a manner it reasonably believes to be in the best interest of Crescent.

         3.6 Financial Reports and Records. Manager shall keep proper and suitable books and records for the Hotel as reasonably required to protect Crescent's assets from theft, error or fraudulent activity.

                  (a) Manager shall provide reports as set forth in Exhibit A and such other reports as Crescent may from time to time request.

                  (b) All financial statements and reports will be prepared in accordance with accounting principles established by Crescent; if Crescent does not specify accounting principles to be followed by Manager, then Manager shall keep books and records in accordance with the Uniform System of Accounts for Hotels as approved by the American Hotel Association.

                  (c) Crescent or its representatives may, at any time, conduct examinations of the books and records maintained for Crescent by Manager. Crescent also may perform any and all additional audit tests relating to Manager's activities at any appropriate place. Any and all such audits shall be at the sole expense of Crescent subject, however, to Crescent's indemnification rights. All books and records shall be preserved throughout the Management Period, upon termination of this Agreement shall be promptly delivered to Crescent, and shall at all times remain the exclusive property of Crescent.

         3.7 Budgets. Manager shall for each calendar year review, analyze, and critique the Operating and Capital Budgets prepared by the Operator and submit to Crescent a report thereon



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together with Manager's recommendations thereon.

         3.8 Bank Accounts. Manager shall monitor timely deposits of cash receipts of Crescent in operating accounts, in banks designated by Crescent.

         3.9 Compliance with Laws. Manager shall not in the performance of its services hereunder violate any federal, state, municipal or other governmental law, ordinance, rule or regulation. Manager shall immediately notify Crescent of any known violation of any federal, state, municipal or other governmental law, ordinance, rule or regulation due to the structure, condition or operation of the Hotel or the activities therein. Manager shall obtain and maintain all permits and licenses required for Crescent as owner of the Hotel or as lessor under the Lease. Manager shall not in performance of its services hereunder knowingly violate, and shall comply in all material respects with the terms of, the Lease, mortgages, deeds of trust or other security instruments binding on Crescent or affecting the Hotel. In the event of a conflict between the terms of any such document and the terms of this Agreement, Manager shall not take any action except to notify Crescent and await Crescent's instructions. Manager shall not be required to make any payment on its own behalf or incur any liability in order to comply with the terms or conditions of any such instruments.

         3.10 Notification of Litigation. If Manager shall be apprised of any claim, demand, suit or other legal proceeding made or instituted against Crescent on account of any matter connected with the Hotel, Manager shall promptly notify Crescent thereof, shall give Crescent all information in its possession in respect thereof, and shall assist and cooperate with Crescent in all reasonable respects in the defense of any such claim, demand, suit or other legal proceeding.

         3.11 Confidentiality. Manager acknowledges and agrees that all information about Crescent or the Hotel provided to it is and will continue to be the exclusive property of Crescent and agrees to keep all such information (other than information which is publicly known other than as a result of Manager's disclosure in violation of this Agreement) in strictest confidence except that limited disclosure may be made with the prior express consent of Crescent, or as Manager determines in good faith is necessary to enable it to perform its obligations under this Agreement, or as required by law or judicial or regulatory process. The provisions of this Section 3.11 shall survive termination of this Agreement.

         3.12 Notice of Breaches and Defaults. Manager shall notify Crescent immediately upon becoming aware of a breach or default by Manager under this Agreement or the occurrence of an event which, with or without notice or the lapse of time or both, would entitle Crescent to terminate this Agreement for cause.



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                                    ARTICLE 4

                               INSURANCE COVERAGE

         Manager shall procure and maintain at all times during the term of this Agreement workmen's compensation insurance coverage, in reasonable amounts, for the benefit of Manager. Crescent shall add Manager to Crescent's general liability insurance policy or policies as an additional insured at all times during the term of this Agreement. Additionally, Manager shall procure and maintain at all times during the term of this Agreement comprehensive form automobile liability insurance for owned, non-owned and hired vehicles, in the amount of $1,000,000, for the benefit of Manager.



                                    ARTICLE 5

                         COMPENSATION AND REIMBURSEMENTS

         5.1 Base Compensation. Manager shall receive as consideration and remuneration for all its services under this Agreement an annual fee of $50,000 (the "Management Fee") for the first year of the Management Period; for each subsequent year during the Management Period, a cost of living adjustment will be determined as of the beginning of that year and applied to the Management Fee for that year as follows: the Management Fee will be increased (but not decreased) by an amount equal to the product calculated by multiplying the Management Fee for the immediately preceding year, times the percentage increase for such year of the Consumer Price Index for Urban Consumers [Fort Worth - Arlington Metro Area] -- All Items Index, published by the US Department of Labor, Bureau of Labor Standards. The Management Fee will be payable in advance in equal quarterly installments (each a "Quarterly Installment") on the first business day of each calendar quarter (that is, the first business day of each January, April, July and October) during the Management Period. Any Quarterly Installment not paid by the fourth business day after the date when due shall bear simple interest at 18% per annum from and after the due date until paid; additionally, for any Quarterly Installment not paid by the fifth business day of the quarter to which it relates, Crescent shall become obligated to immediately pay Manager a late charge equal to five percent of the amount of such Quarterly Installment (exclusive of interest accrued thereon).

         5.2 Bonuses. Not less frequently than each anniversary date of this Agreement, Crescent shall give due and fair consideration to determining whether Manager's performance under this Agreement and the resulting financial benefits to Crescent merit, in Crescent's sole discretion, additional compensation in the form of a cash bonus or other remuneration.

         5.3 Manager's Costs to be Reimbursed. During the Management Period, Manager will be



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entitled to reimbursement for all reasonable out of pocket expenses that its personnel incur in accordance with this Agreement in travel to and from the Hotel in performing its services hereunder. Crescent shall reimburse Manager for such expenses within 30 days following actual receipt by Crescent of itemized invoices of such expenses.


                                    ARTICLE 6

                                   TERMINATION

         6.1 Termination for Cause.

                  (a) (i) Crescent shall have the right to immediately terminate this Agreement, without recourse by Manager except as provided in
         Section 6.3(b), in the event Manager commits any act which is a breach of a material provision of this Agreement or which constitutes an act of gross negligence, willful or wanton misconduct or is in material violation of any mortgage, deed of trust, or other security instrument, equipment lease, insurance contract, or other material contract or agreement affecting the Hotel, and which is not cured within 20 days after written demand by Crescent to Manager (provided, that Crescent shall not be required to give Manager an opportunity to cure if in Crescent's good faith judgment its rights or interests are likely to be materially prejudiced by delay or if Manager either has breached the same provision of this Agreement or has committed the same act more than two times within the prior twelve month period).

                      (ii) Crescent shall have the right to terminate this Agreement upon at least 30 days notice, without recourse by Manager except as provided in Section 6.3(b), in the event Manager shall apply for or consent to the appointment of a receiver, trustee, or liquidator of Manager or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against Manager in any bankruptcy, reorganization, or insolvency proceeding, or in the event an order, judgment, or on the application of a creditor, a decree shall be entered by any court of competent jurisdiction adjudicating Manager bankrupt or insolvent or approving a petition seeking reorganization of Manager or appointing a receiver, trustee, or liquidator of Manager or of all or a substantial part of his assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 90 consecutive days.

                      (iii) At Crescent's election, this Agreement shall terminate immediately upon the termination of the Lease for any reason.

                  (b) Manager shall have the right to immediately terminate this Agreement, without recourse by Crescent except as provided in Section 6.3(b), in the event Crescent commits any



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         act which is a breach of a material provision of this Agreement or which constitutes an act of gross negligence, willful or wanton misconduct or is in material violation of any mortgage, deed of trust, or other security instrument, equipment lease, insurance contract, or other material contract or agreement affecting the Hotel, and which is not cured within 20 days after written demand by Manager to Crescent (provided, that Manager shall not be required to give Crescent an opportunity to cure if in Manager's good faith judgment its rights or interests are likely to be materially prejudiced by delay). In addition, Manager shall have the right to terminate this Agreement upon at least 90 days notice, without recourse by Crescent except as provided in Section 6.3(b), in the event Crescent shall apply for or consent to the appointment of a receiver, trustee, or liquidator of Crescent or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against Crescent in any bankruptcy, reorganization, or insolvency proceeding, or in the event an order, judgment, or on the application of a creditor, a decree shall be entered by any court of competent jurisdiction adjudicating Manager bankrupt or insolvent or approving a petition seeking reorganization of Crescent or appointing a receiver, trustee, or liquidator of Crescent or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 90 consecutive days.

         6.2 Termination Without Cause.

                  (a) In addition to the termination rights set forth in Section 6.1, this Agreement may be terminated at any time by Crescent, without cause, by giving Manager at least 30 days prior written notice of termination. Manager shall be entitled to retain any Management Fee paid to Manager prior to termination pursuant to this Section 6.2(a). Subject to Section 6.3(b), Manager shall have no claim, right or cause of action against Crescent arising out of its termination of this Agreement pursuant to the provisions of this Section 6.2(a).

                  (b) Manager may at any time notify Crescent in writing that Manager intends to resign on a specified date after the expiration of at least 6 months following the date of such notification (the "Resignation Date"). Thereafter, this Agreement shall terminate as of the Resignation Date and Crescent shall have no obligation to pay Manager any compensation hereunder with respect to any period following the Resignation Date and Manager, by so resigning, will forfeit all claims to any compensation with respect to any period following the Resignation Date; and Manager shall repay to Crescent that portion of any Management Fee received by Manager prior to the Resignation Date that is compensation for a period following the Resignation Date.





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         6.3 Effect of Termination.

                  (a) Upon the termination of this Agreement or the resignation of Manager, Crescent's obligation to pay Manager the Management Fee shall cease upon the date of termination or resignation (the "Termination Date"), and except as provided herein, the parties shall have no further rights or obligations to the other.

                  (b) Notwithstanding the foregoing, the termination of this Agreement shall not affect (i) the rights of Crescent or Manager with respect to any damages at law or in equity either may have suffered as a result of any breach of the Agreement by the other party hereto, (ii) the rights of Crescent or Manager with respect to liability or claims accrued (including but not limited to reimbursement rights), or arising out of events occurring, prior to the Termination Date, (iii) the indemnification or exoneration rights of Manager set forth in Sections
         8.5 and 8.6, (iv) the confidentiality obligations of Manager under
         Section 3.11, (v) the obligations of Manager under Section 6.4 of this Agreement, and (vi) the provisions of this Section 6.3 and of Section
         6.2. The provisions of this Section 6.3 and of Sections 6.2, 6.4, 3.11,
         8.5 and 8.6 shall survive termination of this Agreement.

                  (c) Neither party to this Agreement shall be liable to any other party hereto for consequential or punitive damages arising as a result of a breach of this Agreement.

         6.4 Final Accounting. Upon termination of this Agreement for any reason, Manager shall not take or destroy any books, records, contracts, receipts for deposits, unpaid bills, and other papers, documents or properties and operating and maintenance information which relate to the Hotel or the Lease or any personal property or equipment of the Hotel. Manager shall convey to Crescent all books and records pertaining to the Hotel or Lease in its possession or under its control and make a final accounting as promptly as practicable but in no event later than 60 days following the Termination Date. Manager shall cooperate with Crescent and Manager's successor to assign contracts, transfer management responsibilities, and otherwise to make best efforts to assure continued asset management services without interruption; without limiting the foregoing, Manager shall not take any actions which might reasonably be expected to interfere with or damage the continued operations of the Hotel or its reputation, and shall not make any disparaging public remarks about the Hotel, Crescent, or its successor. The provisions of this Section 6.4 shall survive termination of this Agreement.

                                    ARTICLE 7

                                   ASSIGNMENT

         7.1 No Assignment. This is a personal services contract with respect to Manager, and, therefore, Manager may not assign this Agreement nor any of Manager's rights and/or obligations



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hereunder without the prior written consent of Crescent. Crescent may not assign this Agreement, or any interest therein, without the prior written consent of Manager.

         7.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective legal representatives, successors, and permitted assigns.


                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Modification and Changes. This Agreement cannot be altered, amended, or modified except by another agreement in writing signed by Manager and Crescent.

         8.2 Understandings and Agreements. This Agreement constitutes all of the understandings and agreements of whatsoever nature or kind existing between the parties with respect to Manager's asset management services to Crescent in connection with the Hotel.

         8.3 Waiver. Unless in writing, and signed by the party to be charged therewith, no consent or waiver, express or implied, by any party to this Agreement to or for any breach or default by any other party to this Agreement in the performance by such other party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party under this Agreement. Failure on the part of any party to this Agreement to complain of any act or failure to act of any other party to this Agreement or to declare any other party in default, regardless of how long such failure continues, shall not constitute a waiver by such party of his or its rights hereunder.

         8.4 Headings. The Article and Section headings contained herein are for convenience or reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

         8.5 INDEMNIFICATION OF MANAGER. SUBJECT TO THE LAST PARAGRAPH OF THIS
SECTION 8.5, CRESCENT SHALL INDEMNIFY AND HOLD HARMLESS THE MANAGER AS FOLLOWS:

                  (A) IN ANY THREATENED, PENDING OR COMPLETED ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE, ARBITRATIVE OR INVESTIGATIVE, TO WHICH MANAGER WAS OR IS A PARTY OR IS THREATENED TO BE MADE A PARTY INVOLVING AN ALLEGED CAUSE OF ACTION ARISING FROM THE ACTIVITIES OF MANAGER AND WHICH ACTIVITIES WERE ON BEHALF OF CRESCENT OR THE HOTEL OR ANY APPEAL IN SUCH ACTION, SUIT OR PROCEEDING OR IN ANY INQUIRY OR INVESTIGATION THAT COULD LEAD TO SUCH AN ACTION, SUIT OR PROCEEDING, CRESCENT SHALL (EXCEPT AS



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         OTHERWISE PROVIDED IN SECTION 8.5(C) BELOW) INDEMNIFY MANAGER AGAINST
         ANY AND ALL LOSSES, CLAIMS, DEMANDS, LIABILITIES, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES, ACCOUNTANT'S FEES, JUDGMENTS, PENALTIES, FINES AND AMOUNTS PAID IN SETTLEMENT, ACTUALLY AND REASONABLY INCURRED BY MANAGER IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING, (COLLECTIVELY "LOSSES"), WHETHER OR NOT RESULTING FROM OR ARISING OUT OF MANAGER'S MERE NEGLIGENCE, PROVIDED THAT (I) MANAGER ACTED IN GOOD FAITH, (II) MANAGER ACTED IN A MANNER IT REASONABLY BELIEVED TO BE IN THE BEST INTERESTS OF CRESCENT, AND (III) MANAGER'S CONDUCT DOES NOT CONSTITUTE A BREACH OF A MATERIAL PROVISION OF THIS AGREEMENT AND AN ACT OF GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT OR A MATERIAL VIOLATION OF ANY MORTGAGE, DEED OF TRUST, OR OTHER SECURITY INSTRUMENT, EQUIPMENT LEASE, INSURANCE CONTRACT OR OTHER MATERIAL CONTRACT OR AGREEMENT AFFECTING THE HOTEL. THE TERMINATION OF A PROCEEDING BY JUDGMENT, ORDER, SETTLEMENT, CONVICTION OR UPON A PLEA OF NOLO CONTENDERE, OR ITS EQUIVALENT, SHALL NOT, OF ITSELF, DETERMINE OR CREATE A PRESUMPTION THAT MANAGER DID NOT ACT IN GOOD FAITH AND IN A MANNER THAT IT REASONABLY BELIEVED TO BE IN THE BEST INTERESTS OF CRESCENT, NOR SHALL ANY SUCH TERMINATION OF A PROCEEDING, OF ITSELF, DETERMINE OR CREATE A PRESUMPTION THAT MANAGER WAS GROSSLY NEGLIGENT OR WAS GUILTY OF WILLFUL OR WANTON MISCONDUCT OR COMMITTED A BREACH OF A MATERIAL PROVISION OF THIS AGREEMENT UNLESS A SPECIFIC FINDING TO SUCH EFFECT IS INCLUDED IN SUCH JUDGMENT, ORDER, SETTLEMENT, CONVICTION OR PLEA.

                  (B) WITH RESPECT TO MATTERS AS TO WHICH MANAGER IS ENTITLED TO INDEMNIFICATION HEREUNDER, ALL REASONABLE EXPENSES (INCLUDING REASONABLE LEGAL FEES AND EXPENSES) INCURRED IN DEFENDING ANY PROCEEDING SHALL BE PAID BY CRESCENT IN ADVANCE OF THE FINAL DISPOSITION OF SUCH PROCEEDING UPON RECEIPT OF AN UNDERTAKING BY OR ON BEHALF OF MANAGER TO REPAY SUCH AMOUNT IF IT SHALL ULTIMATELY BE DETERMINED, BY A COURT OF COMPETENT JURISDICTION OR OTHERWISE, THAT MANAGER IS NOT ENTITLED TO BE INDEMNIFIED BY CRESCENT AS AUTHORIZED HEREUNDER.

                  (C) ANY SUCH INDEMNIFICATION SHALL BE MADE ONLY OUT OF THE ASSETS OF CRESCENT, AND IN NO EVENT MAY MANAGER SUBJECT THE MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES OR AGENTS OF CRESCENT TO PERSONAL LIABILITY BY REASON OF THESE INDEMNIFICATION PROVISIONS.



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                  (D) THE INDEMNIFICATION PROVIDED BY THIS SECTION 8.5 SHALL BE
         IN ADDITION TO ANY OTHER RIGHTS TO WHICH MANAGER MAY BE ENTITLED, IN ANY CAPACITY, UNDER ANY AGREEMENT, AS A MATTER OF LAW OR OTHERWISE AND SHALL INURE TO THE BENEFIT OF THE HEIRS, SUCCESSORS, ASSIGNS AND ADMINISTRATORS OF MANAGER.

                  (E) MANAGER SHALL NOT BE DENIED INDEMNIFICATION IN WHOLE OR IN PART UNDER THIS SECTION 8.5 BECAUSE MANAGER HAD AN INTEREST IN THE TRANSACTION WITH RESPECT TO WHICH THE INDEMNIFICATION APPLIES IF THE TRANSACTION WAS OTHERWISE PERMITTED BY THE TERMS OF THIS AGREEMENT.

                  (F) THE PROVISIONS OF THIS SECTION 8.5 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

DESPITE THE FOREGOING, CRESCENT SHALL HAVE NO OBLIGATION TO INDEMNIFY MANAGER UNDER THIS SECTION 8.5 IF AND TO THE EXTENT THAT LOSSES ARISE AS A RESULT OF OR RELATE TO MANAGER'S BAD FAITH, BREACH OF THIS AGREEMENT OR OUT OF MANAGER'S WILLFUL OR WANTON MISCONDUCT OR GROSS NEGLIGENCE.

         8.6 Exoneration. Manager shall not be liable for obligations, liabilities, losses or debts of Crescent or damages caused by or resulting from actions or omissions of Crescent, except if and to the extent that such obligations, liabilities, losses, debts or damages arise as a result of or relate to Manager's bad faith, breach of this Agreement or out of Manager's willful or wanton misconduct or gross negligence. Furthermore, Manager shall not be liable to Crescent for mistakes in judgement, for actions or inactions taken or omitted for a purpose which Manager in good faith reasonably believed to be in the best interest of Crescent, or for losses due to mistake, action or omission of any agent provided that such agent shall have been selected and monitored by Manager in good faith; provided, that the foregoing do not result from or involve gross negligence, willful or wanton misconduct, or breach of a material provision of this Agreement. The provisions of this Section 8.6 shall survive any termination of this Agreement.

         8.7 Third Parties. None of the obligations hereunder of either party shall run to or be enforceable by any party other than the other party to this Agreement or by a party deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof.

         8.8 Governing Law. THE VALIDITY, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

         8.9 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be



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construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         8.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto constitutes the original counterpart instrument. All of these counterpart pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

         8.11 Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States first class mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission, or by sending the same by reputable overnight courier. Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission, on the third business day following the date on which it is so mailed, or on the business day next following the date on which it is sent by overnight courier. For purposes of notice, the addresses of the parties shall be:

        If to Crescent:                    777 Main Street, Suite 2100
                                           Fort Worth, Texas 76102
                                           Facsimile: 817.321.2000
                                           Attention: David Dean

        If to Manager:                     306 West 7th Street, Suite 1025
                                           Fort Worth, Texas 76102
                                           Facsimile: 817.317.0665
                                           Attention: Johanna Varma

Any party may change its address for notice by written notice given to the other parties in accordance with this section.

         8.12 Arbitration. Upon the demand of either party, whether made before or after the institution of any judicial proceeding, any controversy or claim whatsoever arising out of or relating to this Agreement or the breach or alleged breach thereof, the performance or nonperformance of any terms hereof, or the relationship between the parties created by or arising out of this Agreement, shall be settled by binding arbitration in Fort Worth, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.




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








         IN WITNESS WHEREOF, this Agreement is executed as of January 1, 1999.

CRESCENT:                      CRESCENT REAL ESTATE EQUITIES
                               LIMITED PARTNERSHIP,
                               a Delaware limited partnership

                               By: Crescent Real Estate Equities, Ltd.,
                                      its general partner



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

MANAGER:                       COI HOTEL GROUP, INC.,
                               a Texas corporation



                               By:
                                  ----------------------------------------------
                                   Jeffrey L. Stevens, President





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




                                   EXHIBIT "A"

                                     Reports


In accordance with Section 3.6, Manager shall prepare and submit to Crescent the following reports:

                    A.       Capital Projects progress reports
                    B. Comparisons of actual to projected operational results and budgets
                    C.       Financial Statements
                    D.       All reports provided by the tenant under the Lease



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